SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of June 1, 2007, is entered into by and among National Realty and Mortgage, Inc., a Nevada corporation (the “Company”), Vision Opportunity Master Fund, Ltd., a Cayman Islands company, as representative of the Purchasers (the “Purchaser Representative”), Rise Elite International Limited, a British Virgin Islands company (the “Principal Stockholder”), and Loeb & Loeb LLP, with an address at 345 Park Avenue New York, NY 10154 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain common stock purchase warrants (the “Warrants”) pursuant to a Series B Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Purchase Agreement”);

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”):

(a) In 2007, (i) Earnings Per Share of $0.32, such “Earnings Per Share” to be calculated by dividing the lesser of (A) Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”) plus any amounts that may have been recorded as charges or liabilities on the 2007 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company, (2) any issuance under a performance based stock incentive plan that was in existence on the Closing Date or (3) the transactions contemplated by this Agreement and Section 8.1 of the Share Exchange Agreement dated as of the date hereof by and between the Company and Rise Elite International Limited (the “Share Exchange Agreement”) (“ 2007 Net Income”) or (B) cash from operations reported by the Company on the 2007 financial statements plus $1,000,000, by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Preferred Stock, par value $0.001 per share and the number of shares of Common Stock issuable upon the exercise of any then outstanding warrants or options of the Company, provided, however, that such number shall not include (X) shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”) or Common Stock issued to the Principal Stockholder pursuant to Section 8.1 of the Share Exchange Agreement dated as of the date hereof by and among the Company, the Principal Stockholder and World Through Limited and (Y) shares of Common Stock issuable upon exercise of the Company’s Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Series J Warrants and the Finder Warrant issued by the Company to Kuhns Brothers, Inc. and/or designees as of the date hereof in connection with the transactions contemplated by the Share Exchange Agreement and the Purchase Agreement, each dated the date hereof (such number shall be referred to herein as the “Outstanding Shares”) and (ii) 2007 Net Income of $6,000,000 (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2007 Performance Threshold”);

(b) In 2008, (i) Earnings Per Share of $0.48, such “Earnings Per Share” to be calculated by dividing the lesser of (A) Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2008 (the “2008 financial statements”) plus any amounts that may have been recorded as charges or liabilities on the 2008 financial statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company, (2) any issuance under a performance based stock incentive plan that was in existence on the Closing Date or (3) the transactions contemplated by this Agreement and Section 8.1 of the Share Exchange Agreement (“2008 Net Income”) or (B) cash from operations reported by the Company on the 2008 financial statements plus $1,000,000 by the Outstanding Shares and (ii) 2008 Net Income of $9,000,000 (the performance thresholds set forth in (i) and (ii) above shall be collectively referred to herein as the “2008 Performance Threshold”); and

WHEREAS, the Company, the Purchaser Representative and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent stock certificates evidencing 99,383 shares of Series A Preferred (which number of shares of Series A Preferred may be converted into 5,962,963 shares of Common Stock) (such shares of Series A Preferred plus such additional number of shares of Series A Preferred or Common Stock as may be required to be deposited hereunder pursuant to Section 1.3(i) or 1.3(ii) hereof shall be collectively referred to in this Agreement as the “Escrow Shares”), along with updated stock powers executed in blank with signature medallion guaranteed.

1.3. The parties hereby agree that the 2007 Escrow Shares (as hereinafter defined) shall be delivered based on the achievement of the 2007 Performance Threshold as set forth below:

(i) If the Company’s Earnings Per Share for 2007 is less than 50% of the 2007 Performance Threshold, then 62,037 of the Escrow Shares (which number of shares of Series A Preferred may be converted into 3,722,222 shares of Common Stock) (the “2007 Escrow Shares”) shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2007 Escrow Shares to the Purchasers on a pro rata basis to the Purchasers based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof. Within five (5) business days after the release of the 2007 Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, 62,037 shares of Series A Preferred (or, if at such time, the Series A Preferred Stock has been converted into Common Stock, 3,722,222 shares of Common Stock).

(ii) If the Company’s Earnings Per Share for 2007 is greater than or equal to 50% but less than 95% of the 2007 Performance Threshold, the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof, the number of 2007 Escrow Shares multiplied by the percentage by which the 2007 Performance Threshold was not achieved and multiplied by 150%. By way of example, if the Company’s Earnings Per Share for 2007 is an amount equal to 60% of the 2007 Performance Threshold, the Purchasers shall receive 150% of the product of 40% of the 2007 Escrow Shares (100% -60%) and, the remaining Escrow Shares shall continue to be held in escrow hereunder. Within five (5) business days of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2007 Escrow Shares to the Purchasers and to hold the remaining Escrow Shares in escrow. Within five (5) business days after the release of any 2007 Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the escrow account maintained by the Escrow Agent, such number of shares of Series A Preferred as shall cause the total number of shares of Series A Preferred held in the escrow account to equal 99,383 (or, if at such time, the Series A Preferred has been converted into Common Stock, such additional number of shares of Common Stock as shall cause the total number of shares of Common Stock held in the escrow account to equal 5,962,963).

(iii) If the Company’s Earnings Per Share for 2007 equals or exceeds 95% of the 2007 Performance Threshold, then the Escrow Shares shall continue to be held in escrow hereunder.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series B Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that any 2007 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2007 Escrow Shares calculated based on their ownership interest at the time when the 2007 Escrow Shares become deliverable hereunder. Any 2007 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series B Preferred acquired under the Purchase Agreement shall remain in escrow with the Escrow Agent.

1.4. If the Company fails to timely comply with its obligations set forth in Section 3.25 of the Purchase Agreement (the “Listing Obligation”), then 16,667 of the Escrow Shares (which number of shares of Series A Preferred are convertible into 1,000,000 shares of Common Stock) (the “Penalty Shares”) shall be distributed to the Purchasers on a pro rata basis based on the number of shares of Series B Preferred owned by such Purchases as of the date thereof. If the Company timely complies with the Listing Obligation, then the Penalty Shares shall be returned to the Principal Stockholder at the address set forth in Section 5.3 hereof.

1.5. The parties hereby agree that the 2008 Escrow Shares (as hereinafter defined) shall be delivered based on achievement of the 2008 Performance Threshold as set forth below:

(i) If the Company’s Earnings Per Share for 2008 is less than 50% of the 2008 Performance Threshold, then 82,716 of the Escrow Shares (which number of shares of Series A Preferred are convertible into 4,962,963 shares of Common Stock) (the “2008 Escrow Shares”), shall be distributed on a pro rata basis to the Purchasers based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the 2008 Escrow Shares to the Purchasers on a pro rata basis based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof.

(ii) If the Company’s Earnings Per Share for 2008 is greater than or equal to 50% but less than 95% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of shares of Series B Preferred owned by such Purchasers as of the date thereof, the number of 2008 Escrow Shares equal to the number of 2008 Escrow Shares multiplied by the percentage by which the 2008 Performance Threshold was not achieved and multiplied by 150% and (b) the remaining 2008 Escrow Shares shall be returned to the Principal Stockholder. By way of example, if the Company’s Earnings Per Share for 2008 is an amount equal to 60% of the 2008 Performance Threshold, the Purchasers shall receive 150% of 40% of the 2008 Escrow Shares (100% - 60%) and the remaining 2008 Escrow Shares shall be returned to the Principal Stockholder. Within five (5) business days of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of 2008 Escrow Shares to the Purchasers and to the Principal Stockholder.

(iii) In the event the Company equals or exceeds 95% of the 2008 Performance Threshold, all of the 2008 Escrow Shares shall be returned to the Principal Stockholder- at the address set forth in Section 5.3 hereof.

Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series B Preferred acquired under the Purchase Agreement and remain shareholders of the Company at the time that the 2008 Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such 2008 Escrow Shares calculated based on their ownership interest at the time when such 2008 Escrow Shares become deliverable hereunder. Any 2008 Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series B Preferred acquired under the Purchase Agreement will be delivered to the Company.

1.6. If the Company does not achieve the 2007 Performance Threshold for 2007 or the 2008 Performance Threshold and/or if the Company does not comply with the Listing Obligation, the Company shall use best efforts to promptly cause the 2007 Escrow Shares, the 2008 Escrow Shares or the Penalty Shares, as applicable, to be delivered to the Purchasers, including causing its transfer agent promptly to issue the certificates in the names of the Purchasers and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within ten business days following delivery of the 2007 financial statements or 2008 financial statements in the case of the 2007 Escrow Shares or the 2008 Escrow Shares, as applicable, to the Purchaser Representative, or. within ten business days of December 31, 2008, in the case of the Penalty Shares.

1.7. The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2007, prepared in accordance with US GAAP, on or before March 31, 2008 and (ii) the Company’s audited financial statements for 2008, prepared in accordance with US GAAP, on or before March 31, 2009, so as to allow the Purchaser Representative the opportunity to evaluate whether the 2007 Performance Threshold and the 2008 Performance Threshold were attained.

1.8. Upon the written request of the Company and Purchaser Representative, the Escrow Agent shall deliver the 2007 Escrow Shares, the 2008 Escrow Shares and the Penalty Shares, as applicable, to each Purchaser and/or the Principal Stockholder pursuant to the written instructions of the Company and Purchaser Representative.

ARTICLE II

REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1. The Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Escrow Shares placed into escrow hereunder by the Principal Stockholder are validly issued, fully paid and nonassessable shares of the Company. The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder and has good title to such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery of Escrow Shares placed into escrow pursuant to this Agreement by the Principal Stockholder to the Purchasers hereunder, the Purchasers will acquire good and valid title to such Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

ARTICLE III

COVENANTS

3.1. [Intentionally Omitted.]

3.2. [Intentionally Omitted.]

ARTICLE IV

MISCELLANEOUS

4.1. The Company will pay Escrow Agent a total of $1,000 for all services rendered by Escrow Agent hereunder.

4.2. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.3. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent: Loeb & Loeb LLP

345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq
Tel No.:212-407-4000
Fax No.: 212-407-4990

If to the Company or the Principal Stockholder:

National Realty and Mortgage, Inc.
c/o Daqing Sunway Technology Co., Ltd
Daqing Hi-Tech Industry Development Zone
Daqing Helongjiang, Post Code 163316
People’s Republic of China
Attention: Dr David Wang, CFO
Tel. No.: 86-459-6046043
Fax No.: 86-459-6046004

With a copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to the Purchaser     Vision Opportunity Master Fund, Ltd.
Representative:                  20 W. 55th Street, 5th Floor
New York, New York 10019
Attention: Yiting Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.4. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.5. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.6. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

4.7. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

4.8. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

4.9. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

4.10. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

4.11. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

4.12. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for such Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for one of the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

4.13. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

4.14. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

4.15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

4.16. The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ______________, 2007.

NATIONAL REALTY & MORTGAGE, INC

By: ___________________________

Name:

Title:

PURCHASER REPRESENTATIVE:

VISION OPPORTUNITY MASTER FUND, LTD.

By: [signature]

Name: ADAM BENOWITZ

Title: PORTFOLIO MGR

ESCROW AGENT:

LOEB & LOEB LLP

By: ___________________________

Name: Mitchell S. Nussbaum

Title: Partner

PRINCIPAL STOCKHOLDER:

RISE ELITE INTERNATIONAL LIMITED

By: ___________________________

Name:

Title:

Signature page to the Securities Escrow Agreement